United states
                       Securities and exchange commission
                              Washington, DC 20549

                                    Form 8-k

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              December 16, 2002
                                                              -----------------


                                   WICKES INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         1-14967                        36-3554758
   --------                         -------                        ----------

State or Other Jurisdiction   (Commission File No.)           (IRS Employer
  of Incorporation)                                         Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
                    (Address of Principal Executive Offices)
                                 (847)-367-3400
               Registrant's telephone number, including area code

Item 2.           Acquisition or Disposition of Assets.
-------           -------------------------------------

          On December 16, 2002, Wickes Inc. ("Wickes"), sold thirty-seven of its lumberyards, other facilities and assets in Wisconsin and Michigan to Lanoga Corporation (through its United Building Centers division), pursuant to an Asset Purchase and Sale Agreement between Lanoga Corporation and Wickes dated as of October 30, 2002 (the "Asset Purchase Agreement").

          The sale price is $55,253,000, plus an additional net amount of $20 million for the value of the inventory and accounts receivable of the business operations sold less certain liabilities assumed by Lanoga Corporation, subject to closing adjustments and plus $5 million held in escrow to secure post-closing obligations of Wickes. The sale price was determined by arms-length negotiation between the parties. The proceeds will be used to reduce the balance outstanding of Wickes' working asset line of credit and real estate term loan extended by its lenders, a group of financial institutions of which Fleet Retail Finance, Inc. acts as Agent, which will result in an increase in Wickes' availability under its line of credit.

          Wickes will retain its operations in the southern half of the lower-peninsula of Michigan, including all of its operations in Coldwater, Davison, Grand Blanc, Grand Rapids, Owosso, Port Huron, Romeo, Mason, Rochester, Monroe, Jackson and Kalamazoo.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
     ------- -------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired - Not Applicable

         (b)      Pro Forma Financial Information - To be filed by amendment.

         (c)      Exhibits.

                    2. Asset Purchase and Sale Agreement between Lanoga Corporation and Wickes Inc., dated as of October 30, 2002. Certain schedules and exhibits referenced in the Asset Purchase and Sale Agreement between Lanoga Corporation and Wickes Inc., dated as of October 30, 2002 have been omitted in accordance with Item 601(b)(2) of Regulation S-K.

                    A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                    99.1 Press  Release  issued by Wickes Inc.  on December  16,
                         2002.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                             Wickes Inc.
                                                            -----------
                                                            (Registrant)


Date        December 16, 2002          By   /s/ James A. Hopwood
            -----------------               --------------------
                                           James A. Hopwood, Senior Vice
                                           President and Chief Financial Officer

                                                                     Exhibit 2
                                                                     ---------


                        ASSET PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                               LANOGA CORPORATION



                                  as Purchaser


                                       AND


                                   WICKES INC.

                                    as Seller







                             As of October 30, 2002

                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------


         THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of October 30, 2002, is entered into by and between WICKES INC., a Delaware corporation ("Seller"), and LANOGA CORPORATION, a Minnesota corporation ("Purchaser").


                                   BACKGROUND
                                   ----------


     A. Seller operates a lumber, hardware, wood products, building materials, component sales and manufacturing business and related vehicle support facilities known as Wickes, Wickes Lumber or Wickes Components (the "Wickes Business") which has facilities throughout the United States. The Wickes
Business includes the facilities described on Schedule A, and the Wickes Business as it relates to such facilities is referred to in this Agreement as the "Business."

     B. The parties believe that it is in the best interests of their respective companies and shareholders that Seller sell to Purchaser and Purchaser acquire from Seller, substantially all of the assets of Seller related to the Business other than the "Excluded Assets" (as herein defined).

                                    AGREEMENT
                                    ---------


1.   DEFINITIONS.
-----------------


     In addition to the terms defined elsewhere in this Agreement, the following terms, when used in this Agreement (including the Schedules and Exhibits attached hereto), shall have the following meanings:

     "Accounts Receivable" means all of the rights of Seller to payments due and to become due for Inventory or finished products sold and delivered and/or services performed prior to the Closing Date from the Business.

     "Assets" means the assets related to the Business, including the Inventory, Owned Equipment, Accounts Receivable, Seller's leasehold interest in the Leased Equipment, Intangibles, Assigned Contracts, Owned Real Estate, Seller's leasehold and other rights and interests in the Leased Real Estate and copies of Books and Records to be transferred under this Agreement, described in particularity in Section 2 of this Agreement.

     "Assumed Accounts Receivable" means all Accounts Receivable other than Excluded Accounts Receivable.

     "Assumed Customer Orders" means with respect to the Business, orders entered into in the ordinary course of business not yet delivered as of the Closing Date.

     "Assumed Purchase Orders" means orders for Inventory that are in process on the day of Closing that have been placed in the ordinary course of business by Seller.

     "Closing"  means the closing of the  purchase of the Assets as described in
Section 2.11.

     "Closing Date" means the date upon which the Closing occurs hereunder.

     "Closing Date Balance Sheet" shall mean the internally generated balance sheet of the Business dated as of 11:59 p.m. of the last day of business prior to the Closing Date prepared by Seller from its MIS records in conformity with Seller's historic method of accounting, which method is in compliance with generally accepted accounting principles, on a basis consistent with the basis used in preparing the Financial Statements as of September 30, 2002.

     "Employee Benefit Plan" means an employee benefit plan, within the meaning of Section 3(3) of ERISA, established and maintained by Seller.

"Environmental Laws" means the following laws, regulations and provisions, as they shall be in effect from time to time, and any and all regulations adopted and publications promulgated pursuant thereto: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C.ss.2001 et. seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801, et seq., the Safe Water Drinking Act, 42 U.S.C.ss. 300F, et seq., the Clean Water Act, 33 U.S.C.ss.1251, et seq., the Environmental
Protection Agency regulations pertaining to asbestos, including 40 C.F.R Part 61, Subpart M, the Occupational Safety and Health Administration regulations pertaining to asbestos, including 29 C.F.R.ss.ss.1901.1001 and 1926.58, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Federal Clean Air Act, as amended 42 U.S.C.ss.7401 et seq., any so called federal, state or local "superfund" or "superlien" statute, and any other federal, state or local law, rule, regulation or ordinance or administrative agency rule or determination related to environmental matters or Hazardous Substances.

     "Equipment" means the Owned Equipment and the Leased Equipment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means U.S. Bank National Association or such other escrow agent acceptable to Purchaser and Seller.

     "Escrow Amount" means, from the Closing Date through March 1, 2003, the amount of $5,000,000 and, from March 2, 2003 through the Escrow Termination Date, $1,000,000 plus the amount of any claims asserted by Purchaser against the Escrow Amount pursuant to the Escrow Agreement on or before March 1, 2003.

     "Escrow Termination Date" means eighteen (18) months following the Closing Date.

     "Excluded Accounts Receivable" means those Accounts Receivable as of the Closing Date which Seller has charged against income and which are shown on its receivables ledger as reserved.

     "Financial Statements" shall have meaning set forth in Section 3.1.7.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Hazardous Substance" means (i) all materials, substances, elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Laws; and (ii) any hazardous waste, hazardous substance, hazardous materials (including, but not limited to, asbestos (whether or not friable), radioactive materials, petroleum and petroleum-related products, material, and substances), toxic substance, regulated substance, pollutant or contaminant as defined under any Environmental Laws or any other substance or material which is otherwise identified as "toxic" or "hazardous" under any Environmental Laws.

     "Immediately Available Funds" means electronic wire transfer to an account or accounts designated by the payee.

     "Intangibles" has the meaning set forth in Section 2.1.4.

     "Leased Equipment" means the machinery, manufacturing equipment, tools, supplies, vehicles, forklifts, and other rolling stock, furniture, appliances, fixtures (including without limitation store displays, whether or not attached to the walls, floors, ceilings or any framework), and all other items of personal property which are not owned by Seller, but are used in the Business, including without limitation those described on the attached Schedule 1(a).

     "Leased Real Property" means those certain parcels of land which are legally or otherwise described on the attached Schedule 1(b), together with all rights and interests appurtenant thereto and the buildings and improvements thereon.

     "Owned Equipment" means the machinery, manufacturing equipment, tools, supplies, vehicles, forklifts, and other rolling stock, furniture, appliances, fixtures (including without limitation store displays, whether or not attached to the walls, floors, ceilings or any framework), and all other items of personal property, excluding Inventory, which are owned by Seller and used at the Business, including without limitation those described on the attached
Schedule 1(c).

     "Owned Real Property" means those certain parcels of land legally described
on  the  attached  Schedule  1(d),   together  with  all  rights  and  interests
appurtenant thereto and the buildings and improvements thereon.

     "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, unincorporated association, trust, joint venture or other organization or entity, including a governmental entity or any department, agency or political subdivision of such entities.

     "RealProperty" means the Owned Real Property and the Leased Real Property.

     "RealProperty Leases" means the lease agreements for the Leased Real Property.

     "Territory" means the State of Wisconsin, the upper peninsula of Michigan and those counties of the northern half of the lower peninsula of Michigan which are listed in Schedule 1(e) hereto.

    2.   PURCHASE AND SALE OF ASSETS.
    ---------------------------------


          2.1 Purchase and Sale of Assets. On and subject to the terms and conditions set forth in this Agreement, and except as provided in Section
     2.2 as to Excluded Assets, at Closing, Seller shall sell, assign, transfer, convey, set over and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all of the Assets, which are more fully described as follows:

               2.1.1 Inventory. All inventory belonging or assigned to or otherwise located at the Business on hand as of the Closing Date, wherever located, including raw materials, work-in-progress, and finished goods ("Inventory");

               2.1.2 Real Property Interests. Seller's fee interests in the Owned Real Property and Seller's leasehold and other rights and interests in the Leased Real Property.

               2.1.3  Equipment.   All  of  the  Owned  Equipment  and  Seller's
          leasehold interests in the Leased Equipment;

               2.1.4 Intangibles. All intangible assets, rights and claims of Seller of every kind and nature relating to the Business including licenses, customer lists, telephone numbers, advertising and marketing programs and plans, referral relationships, business information and software currently used by Seller in connection with the operation of the Business, and associated corporate goodwill (the "Intangibles") (provided that to the extent such Intangibles are used and after the Closing will continue to be used in that portion of the Wickes
          Business not conveyed to Purchaser under the Agreement, such assignment shall not be on an exclusive basis);

               2.1.5 Assigned Contracts. All of Seller's rights under contracts, leases, licenses, software license agreements, contracts with customers and suppliers, and other agreements relating to the Assets and the Business, including without limitation those that are listed and described on the attached Schedule 2.1.5, the Real Property Leases identified on Schedule 2.1.5, and further including, without limitation, all rights, claims and privileges of Seller arising under all warranties, representations and guarantees (express, implied or otherwise) made by suppliers or others in connection with the Assets or the Business (collectively, the "Assigned Contracts");

               2.1.6 Books and Records. Copies of all relevant books, papers and records relating to the Assets and the operation of the Business (the "Books and Records");

               2.1.7 Accounts Receivable. All of Seller's right, title and interest in the Assumed Accounts Receivable arising from or related to sales from the Business; and

               2.1.8 Miscellaneous. Those items of property described on the attached Schedule 2.1.8.

          2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1, the following properties, assets and rights used in, or related to the Business (the "Excluded Assets") are excluded from the Assets and shall not be purchased by Purchaser:

               2.2.1 Cash on hand, bank accounts, cash equivalents, notes receivable, and employee advances in existence on the Closing Date;

               2.2.2 Trademarks, tradenames and trade dress associated with the Wickes Business;

               2.2.3 Prepaid taxes, expenses, advances and any tax refunds arising from taxes that accrued during any period prior to Closing;

               2.2.4 Insurance policies, including any premium refunds in respect of such policies and claims covered by such policies arising prior to Closing (except as otherwise provided in this Agreement);

               2.2.5 Excluded Accounts Receivable;

               2.2.6 The originals of books and records relating to the Business for periods prior to the Closing Date (except to the extent needed by Purchaser to collect the Assumed Accounts Receivable), company manuals, the Seller's "In-Store" System software, national marketing programs such as "Wickes Advantage" and "National Sales Meetings," Seller's owned and leased computer programs developed exclusively by and for the Wickes Business and Seller's signs (excluding supporting structures and except to the extent permitted under Section 4.2.3); and

               2.2.7 Those items of personal property listed and described on the attached Schedule 2.2.7.

          2.3 Assumption of Liabilities. Contemporaneously with the purchase of the Assets, Purchaser shall assume and become obligated to perform the following liabilities and obligations of Seller:

               2.3.1 current liabilities and obligations identified on the attached Schedule 2.3 ------------ and/or pursuant to Section
          2.10.3.2,  Section  2.10.3.3,  Section  2.10.1,  Section  2.10.2,  and
          Section 2.10.6 in the amount set forth thereon (the "Assumed Liabilities Value"),

               2.3.2  obligations   under  the  Assigned   Contracts  of  Seller
          identified on the attached Schedule 2.1.5 that accrue after the Closing Date,

               2.3.3 the Assumed Purchase Orders,

               2.3.4 the Assumed Customer Orders, and

               2.3.5 obligations in respect of gift certificates issued by the Business and remaining outstanding and not yet presented or honored as of the Closing Date.

The foregoing are collectively referred to as the "Assumed Liabilities". Except for the Assumed Liabilities, Purchaser shall not have any obligation for or with respect to any liability or obligation of Seller of any nature whatsoever, whether accrued or fixed, absolute or contingent, known or unknown, or determined or determinable, and whether incurred prior to, on, or after the Closing Date (such liabilities not assumed by Purchaser being hereinafter referred to as the "Excluded Liabilities").

          2.4 Purchase Price and Noncompete Amount. The purchase price for the Assets and the amount of the noncompete payment (collectively, the "Purchase Price") shall be as follows:

               2.4.1 Fifty-Five Million One Hundred Fifty-Three Thousand Dollars ($55,153,000) less the Assumed Liabilities Value (the "Closing Date Payment"); plus

               2.4.2 The value of the Inventory as determined herein (the "Inventory Value"). On the two days immediately preceding the Closing Date or on such other days agreed upon by Purchaser and Seller, Purchaser and Seller shall take a physical inventory of the Business in accordance with the inventory procedures set forth in the attached
          Schedule 2.4.2. The Inventory Value shall be determined as follows:

                    (i) the aggregate sum of (a) the value of the commodity wood products Inventory as are set forth in the last publication of "Random Lengths" published prior to or on the Closing Date plus the cost of transportation to the applicable Facilities at which such Inventory is located, plus (b) the value of the other items of Inventory determined by the Seller's net average cost from vendors (supported by vendor's invoices) excluding corporate markup, plus (c) the value of work-in-process and finished goods Inventory determined by the value of the raw materials used therein determined by the method set forth above in this Section 2.4.2(i) plus the cost of labor allocated to such items using a reasonable labor allocation formula to be mutually agreed upon by Seller and Purchaser provided that Inventory Value shall be discounted to exclude any value attributable to: (x) broken, damaged, defective, discontinued and obsolete items as mutually agreed upon between Purchaser and Seller on an item-by-item basis during the physical inventory; (y) store displays whether or not attached to the walls, floors, ceilings or any framework; or (z) samples or other items not acquired by Seller for immediate sale; less

                    (ii) the amount of funds paid to Seller  prior to Closing by customers for items of Inventory which are the subject of Assumed Customer Orders; less

                    (iii) the amount of gift certificates issued by the Business not yet presented or honored as of the Closing Date; plus

               2.4.3 One Hundred Thousand Dollars ($100,000) with respect to the Covenant Not to Compete set forth in Section 4.1.7 (the "Noncompete Amount"); plus

               2.4.4 The face amount of the Assumed Accounts Receivable as of the Closing Date (the "Accounts Value").

          2.5 Payment of Purchase Price and Noncompete Consideration. Purchaser shall pay the following amounts in Immediately Available Funds at Closing: the sum of: (a) the Closing Date Payment plus (b) the value as provided in
     Section 2.4.2 determined by the parties at the end of the physical inventory on the evening prior to the Closing Date less One Million Dollars ($1,000,000) (the "Preliminary Inventory Payment"); plus (c) Ninety percent (90%) of the Accounts Value determined in accordance with Section 2.4.4; plus the Noncompete Amount.

          2.6 Escrow. At the Closing, Purchaser shall place the Escrow Amount into an escrow account to be held by the Escrow Agent pursuant to an escrow agreement substantially in the form of Exhibit 2.6 (the "Escrow Agreement") in order to secure claims by Purchaser for amounts Seller owes Purchaser pursuant to this Agreement, including without limitation, for indemnification claims pursuant to Section 6 of this Agreement, for overpayments at Closing by Purchaser to Seller for the Inventory or Accounts Receivable, with respect to prorations under Section 2.10.3, or for amounts owing Purchaser for customer refunds made by Purchaser after Closing in accordance with Section 4.2.2. The Escrow Amount shall be held and released on the terms provided in the Escrow Agreement.

          2.7  Post-Closing   Adjustment  for  Inventory  and  Assumed  Accounts
     Receivable.

               2.7.1 Within seven (7) calendar days following the Closing, Seller and Purchaser shall attempt in good faith to agree upon the Inventory Value, which shall be determined in accordance with Section
          2.4.2. If Seller and Purchaser cannot agree on the mathematical calculation of the Inventory Value, including the accuracy of Seller's average cost with respect to items of Inventory or the extension of Seller's average cost by the quantities of stock keeping units of Inventory, such determination shall be made by an independent accounting firm in accordance with Section 2.13 hereof. If the Inventory Value exceeds the Preliminary Inventory Payment, Purchaser shall pay to Seller in Immediately Available Funds the amount by which the Inventory Value exceeds the Preliminary Inventory Payment. If the Preliminary Inventory Payment exceeds the Inventory Value, Seller shall pay to Purchaser in Immediately Available Funds the amount by which the Preliminary Inventory Payment exceeds the Inventory Value. Payment by Seller or Purchaser, as applicable, pursuant to this
          Section 2.7.1 shall be made within five (5) days after the determination of the Inventory Value (the "Inventory Payment Date").

               2.7.2 Following Purchaser's successful collection of Assumed Accounts Receivable in excess of 90% of the Accounts Value, Purchaser shall thereafter make weekly payments to Seller of any amounts collected in respect of the Assumed Accounts Receivable up to 10% of the Accounts Value. On or about the 90th day after the Closing Date, Purchaser shall have the right to notify Seller of any Assumed Account Receivable which is then more than 90 days past due which Purchaser has been unable to collect after reasonable collection efforts and cooperation with Seller and Purchaser may require Seller to repurchase each such delinquent Assumed Account Receivable for an amount equal to the amount of such delinquent Assumed Account Receivable. On or about the 90th day after the Closing Date, Purchaser shall pay Seller, in Immediately Available Funds, the positive difference, if any, of 10% of the Accounts Value less the sum of (i) each delinquent Assumed Account Receivable that Purchaser requires Seller to repurchase; and
          (ii) amounts that Purchaser has previously paid to Seller in respect of Assumed Accounts Receivable collected in excess of 90% of the Accounts Value. If the sum of subparagraphs (i) and (ii) of this
          Section 2.7.2 exceeds 10% of the Accounts Value, Seller shall pay Purchaser in Immediately Available Funds, the amount of such excess.

          2.8 Allocation of the Purchase Price. Purchaser and Seller agree that the Purchase Price shall be allocated in accordance with the terms and conditions of this Agreement and that said allocation shall be set forth on the attached Schedule 2.8, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties agrees to report this transaction for state and federal tax purposes in a manner consistent with the allocation set forth in Schedule 2.8 including the filing of a Form 8594 with the Internal Revenue Service reflecting such allocation in accordance with Treasury Regulation Section 1.1060-1T. If any state or federal taxing authority challenges such allocation, the party receiving the challenge shall give prompt written notice to the other parties of the challenge and the parties agree to cooperate in good faith in responding to the challenge.

          2.9 Employee Matters.

               2.9.1 Employee Matters. Subsequent to the joint announcement described in Section 4.3 hereof, Purchaser has the right to interview Seller's employees who are employed in connection with the Business. Purchaser shall make offers of employment to substantially all of the employees of Seller who are not seasonal or part-time employees (the "Business Employees") as of the Closing Date on terms to be agreed between Purchaser and the applicable Business Employee. Purchaser will not terminate the employment of any Business Employees who accept Purchaser's offer of employment within 60 days following Closing other than in the ordinary course of business consistent with Seller's past practice. Purchaser further agrees to retain a sufficient number of Business Employees who accept Purchaser's offer of employment so as not to trigger any obligations on the part of Seller under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local laws with respect to mass layoffs or similar events (the "WARN Act").

               2.9.2 Certain Responsibilities. Immediately prior to Closing, but not before then, Seller will terminate the employment of all Business Employees who have accepted Purchaser's offer of employment, and Seller shall have performed all obligations in connection with such employees and complied with all applicable employment laws except as otherwise provided herein (all of which are Excluded Liabilities), including paying all compensation, commissions, payroll taxes and accrued vacation and accrued sick pay due and payable through the Closing Date and satisfying Sellers' obligations to employees or former employees on account of their employment or former employment by Seller, including obligations for providing COBRA health plan continuation coverage to former employees and their dependents if they are on COBRA health plan continuation coverage upon Closing to employees of Seller who are not employed by Purchaser on the Closing Date and their dependents and performing any obligations required by the Fair Labor Standards Act of 1938, the Equal Pay Act, applicable wage and hour laws, or any other applicable laws. Purchaser shall have no liability for accrued wages (including salaries and commissions), severance benefits, vacation pay, sick pay, pension and profit sharing contributions, seniority rights; other forms of benefits of any type or nature on account of said employees' employment by Seller, any COBRA health plan continuation coverage to former employees of Seller and their dependents who are on COBRA health plan continuation coverage on the day prior to Closing or to employees of Seller who are not employed by Purchaser on the Closing Date and their dependents; provided, however, that Purchaser shall assume the accrued vacation liability and sick pay as of the Closing Date of each employee of Seller who accepts Purchaser's offer of employment, and such liability shall be one of the Assumed Liabilities and included in the Assumed Liabilities Value whether or not the amount of accrued vacation and sick pay has vested as of the Closing Date; provided further that Seller may issue final pay checks to Business Employees in the ordinary course of business in arrears, and provided further that Seller shall also be responsible for severance, if any is required under Seller's policies, for Business Employees who refuse offers of employment with Purchaser and are terminated by Seller at Closing.

          2.10 Prorations and Other Payment Obligations.

               2.10.1 Ad Valorem Taxes. Ad valorem taxes on the Real Property and personal property Assets being sold hereunder payable prior to 2002 shall be paid by Seller prior to Closing. All ad valorem taxes that are payable in 2002, to the extent payable prior to Closing, shall be paid by Seller when due. All such taxes payable in 2002 that are not due by the Closing Date and such taxes payable in 2003 for the 2002 tax year shall be prorated between the Purchaser and Seller in accordance with customary practices of the communities in which such Real Property and Personal Property Assets are located and shall be paid by Purchaser when due. If in favor of Purchaser, the net proration credit shall be part of the Assumed Liability Value. If Seller is obligated under any Real Property Lease to pay ad valorem taxes on the applicable Leased Real Property, such ad valorem taxes shall be paid and prorated on the basis and in the manner set forth above. If the tax rate for the current year is not established by the Closing Date, the proration of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation; and any adjustments required by reason of a change of rate shall be made by a transfer of cash between Seller and Purchaser within ten (10) days after the tax bill for the current year is issued. The obligation to make such payments and such adjustment shall survive the Closing.

               2.10.2 Utilities. All utilities relating to the Assets, including water and sewer charges, as well as propane gas, electric and telephone charges, shall be prorated as of the close of business on the Closing Date. Final readings for all utilities shall be made on or before the Closing Date, and Seller shall arrange and obtain final billings of such utilities to close of business on the Closing Date. If, for reasons beyond Seller's reasonable control, it is not possible to obtain final utility readings prior to the Closing Date, prorations shall be completed as soon as possible after Closing and promptly settled between the parties outside of escrow.

               2.10.3 Rebates and Bonuses.

                    2.10.3.1 Rebates, patronage dividends/discounts or other payments to vendors (collectively "Vendor Rebates") which will be due and payable after Closing based on the items of inventory purchased by Seller prior to Closing and by Purchaser after Closing giving rise to such Vendor Rebates shall be prorated and distributed to Seller and Purchaser as follows: (a) Seller shall be entitled to any portion of Vendor Rebates with respect to Inventory (other than items of Inventory covered by Open Purchase Orders (as defined in Section 4.1.3 hereof) which are not cancelled in accordance therewith); and (b)

          Purchaser shall be entitled to any portion of Vendor Rebates with respect to items of inventory covered by such Open Purchase Orders.

                    2.10.3.2 Rebates to customers and other customer incentive programs ("Customer Rebates") which Seller has agreed to pay after Closing to customers of the Business based on purchases by such customers prior to and after Closing shall be prorated and paid by Seller and Purchaser as follows: (a) Seller shall be responsible for paying any portion of Customer Rebates with respect to items of inventory sold (that is, invoiced) prior to Closing; and (b) Purchaser shall be responsible for paying any portion of Customer Rebates with respect to items of inventory sold (that is, invoiced) by Purchaser after Closing. The amount of Customer Rebates under subparagraph (a) that Seller has accrued for financial reporting purposes as of Closing shall be part of the Assumed Liabilities Value and the Assumed Liabilities.

                    2.10.3.3 Provided Purchaser shall implement the same procedures and policies as Seller with respect thereto for the applicable time periods, annual bonuses, annual commissions, and annual SPIFFs earned by Seller's employees who are hired by Purchaser ("Annual Bonuses") shall be prorated as follows: (a) Seller shall be responsible for paying the percentage of the Annual Bonuses for the calendar year in which Closing shall have occurred equal to the number of days in the year prior to but not including the Closing divided by 365; and (b) Purchaser shall be responsible for paying the percentage of the Annual Bonuses for the year in which Closing shall have occurred equal to and including the number of days in the year after the Closing divided by 365. With respect to commissions, bonuses or SPIFFS determined on a monthly or quarterly basis, the cost thereof shall be allocated between Purchaser and Seller on the same basis for said monthly or quarterly period with the denominator being the number of days in the applicable month or quarter as the case may be. The amount of Annual Bonuses under subparagraph (a) and commissions, bonuses or SPIFFS on a monthly or quarterly basis under the preceding sentence that Seller has accrued for financial reporting purposes as of Closing shall be part of the Assumed Liabilities Value and the Assumed Liabilities.

                    2.10.3.4 The parties shall  reconcile the Annual  Bonuses as set forth above no later than February 15, 2003 and make payments, as called for based on such reconciliation, no later than ten (10) days after such reconciliation.

               2.10.4 Closing Costs. At or prior to Closing, Seller shall pay the costs of the title insurance policies (and endorsements thereto) and surveys referred to in Sections 4.1.10 and 4.1.11. Purchaser shall pay the costs of the Phase One environmental assessments for the Leased Real Property and updating the Phase One environmental assessments on the Owned Real Property dated November 20, 2000, and performed by National Assessment Corporation. Purchaser and Seller shall each pay at Closing one-half of any escrow or agency fees incurred with the Escrow Agent and/or Title Company. Purchaser and Seller shall also each pay, at the time of filing, one half of the filing fees associated with any filing required under the HSR Act in connection with the transactions contemplated by this Agreement.

               2.10.5 State and Local Transfer Taxes. Seller shall pay at Closing all state or local transfer taxes arising from the transactions contemplated by this Agreement, including without limitation any real estate excise or transfer taxes arising from the conveyance of the Owned Real Property and the assignment of the Real Property Leases, except for state or local sales or use taxes levied on the transfer of any tangible personal property Assets, which shall be borne by Purchaser. Such obligations shall survive the Closing.

               2.10.6 Rents and Assessments. All revenues and direct expenses of the Real Property and Equipment and all rents and other tenant charges and credits accruing under the Real Property Leases and the leases of Leased Equipment, but excluding insurance premiums and obligations of Seller under the Real Property Leases and the leases of Leased Equipment applicable to the period prior to Closing, shall be prorated as of the Closing Date based on the monthly period for which the lease payments with respect thereto are or have been paid. Installments of all local improvement district assessments and special assessments for public improvements against the Owned Real Property and the Leased Real Property (to the extent Seller is obligated to pay the same under the applicable Real Property Leases) for the current year shall be prorated as of the Closing Date, which proration, if in favor of Purchaser, will be part of the Assumed Liabilities Value; provided, however, that the entire liability for the assessments identified on
          Schedule 3.1.5.3 as "Approved Assessments" shall be part of the Assumed Liabilities Value.

          2.11 The Closing.

               2.11.1 Closing. The Closing of the purchase and sale of the Business shall take place on December 16, 2002 at the offices of Schwartz, Cooper, Greenberger & Krauss, Chtd., in Chicago, Illinois, or such other date, time and place as may be mutually designated by the parties in writing. Purchaser shall be entitled to possession of the Real Property at Closing free of tenancies and any third party claims to possession.

               2.11.2 Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                    2.11.2.1 A Bill of Sale in  substantially  the form attached to this Agreement as Exhibit 2.11.2.1, executed by Seller, conveying the Assets (other than the Real Property and titled vehicles) free and clear of any liens, encumbrances or defects except those specifically set forth on Schedule 3.1.5.1 which solely relate to and secure Assumed Liabilities;

                    2.11.2.2 A  Statutory  Warranty  Deed for each parcel of the
               Owned Real Property in substantially the form attached to this Agreement as Exhibit 2.11.2.2 conveying each parcel of the Owned Real Property to Purchaser free and clear of any Liens except as specifically set forth in Section 5.1.4 of this Agreement, executed and acknowledged by Seller;

                    2.11.2.3 A warranty  Assignment  of Leases in  substantially the form attached to this Agreement as Exhibit 2.11.2.3 assigning each of the Real Property Leases to Purchaser free and clear of any Liens except Permitted Exceptions as defined in Section 5.1.4 of this Agreement, executed and acknowledged by Seller;

                    2.11.2.4 An Assignment and Assumption Agreement in substantially the form attached to this Agreement as Exhibit
               2.11.2.4 for the Assigned Contracts and the Assumed Liabilities, executed by Seller;

                    2.11.2.5 A Real Estate Transfer Tax Valuation  Affidavit for
               each parcel of Owned Real Property in Michigan;

                    2.11.2.6 All titles to all titled  vehicles  owned by Seller and comprising part of the Assets, executed or endorsed by Seller;

                    2.11.2.7 Seller's payment for its share of the obligations described in Section 2.10;

                    2.11.2.8 The title insurance policies and endorsements described in Section 5.1.4 or written evidence, satisfactory to Purchaser, that the Title Company is irrevocably committed to issue such policies and endorsements as of the Date of Closing;

                    2.11.2.9 A list of Seller's accounts payable as of the Closing Date; and

                    2.11.2.10 All documents  required to be delivered at Closing by  Seller,  as  the  case  may  be,  pursuant  to  Section  5.1.

               2.11.3 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

                    2.11.3.1  The  payments  of  Immediately   Available   Funds
               described in Section 2.5;

                    2.11.3.2 An Assignment of Leases in  substantially  the form attached to this Agreement as Exhibit 2.11.2.3 for the Leased Real Property, executed by Purchaser;

                    2.11.3.3 An Assignment and Assumption Agreement in substantially the form attached to this Agreement as Exhibit
               2.11.2.4 for the Assigned Contracts and the Assumed Liabilities, executed by Purchaser;

                    2.11.3.4   Purchaser's   payment   for  its   share  of  the
               obligations described in Section 2.10 to the extent payable at Closing; and

                    2.11.3.5 All  documents  required to be delivered at Closing by Purchaser pursuant to Section 5.2.

          2.12 Further Documents or Necessary Action. Seller and Purchaser shall take all actions that may be reasonably necessary or appropriate to effectuate the transactions contemplated by this Agreement. On or after the Closing Date, if any further action is reasonably necessary or desirable to carry out the purposes of this Agreement to vest Purchaser with full title to the Assets, Seller shall take all such reasonably necessary or appropriate action. If the Seller does not obtain any consent or approval of a third party necessary to transfer or assign an Intangible or material Assigned Contract (including any Real Property Lease) to the Purchaser, the Seller will cooperate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with all of the benefits of such Intangible, material Assigned Contract or Real Property Lease as if such consent or approval had been obtained; provided, however, Purchaser shall not be obligated to close in the event Seller fails to obtain any such consent or approval otherwise required hereunder, and if Purchaser elects to close in the absence of all such consents and approvals, Purchaser will not be deemed to have waived any rights or remedies for Seller's failure to obtain such consents and approvals nor shall Seller be released from the obligation to obtain such consents and approvals after Closing.

          2.13 Arbitration. If Seller and Purchaser cannot agree regarding the calculation of the Inventory Value (as reflected on the Closing Date Balance Sheet under Section 2.7.1 hereof), the appropriate amount owing either party with respect to post-Closing adjustments relating to Accounts Receivable or prorations under Section 2.10.3 or the amount Seller owes Purchaser with respect to customer refunds under Section 4.2.2, either Seller or Purchaser may submit the determination for resolution to an independent nationally recognized accounting firm jointly selected, the fees and costs of which shall be borne equally by Purchaser and Seller. Purchaser and Seller shall instruct such accounting firm to make its determination of the issue submitted to it within sixty (60) days following the date that the issue is referred to such accounting firm, which determination shall be final and binding upon, and nonappealable by, Purchaser and Seller. Each of Seller and Purchaser shall have the opportunity to submit written statements with supporting schedules to the accounting firm setting forth its position. The accounting firm shall have the discretion to determine the other procedures that shall govern the arbitration proceeding.

    3.   REPRESENTATIONS AND WARRANTIES.
    ------------------------------------

          3.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the following statements are true and correct on the date of this Agreement:

               3.1.1 Corporate Organization and Standing of Seller; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and corporate authority to own or lease its Assets and to carry on the Business as presently conducted.

               3.1.2 Corporate Authorization. All corporate action on the part of Seller and its directors and shareholders necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement has been taken. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable in accordance with its terms.

               3.1.3 No Conflict. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of Seller's articles of incorporation or bylaws, (b) conflict with any existing provision of applicable law or any existing order, rule, regulation, judgment or decree of any court, arbitrator or agency of government, (c) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease contract or other instrument or obligation to which Seller is a party, or by which Seller or any of the Assets may be bound, except for such default (or right of termination, cancellation or acceleration) which will be cured by satisfaction of the underlying obligations on or before the Closing Date or will be waived on or before the Closing Date, and except for matters disclosed on Schedule 3.1.4 (to the extent required by Section 4.1.6., as to which applicable consents and waivers will be obtained on or before the Closing Date), or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Assets or the Business.

               3.1.4 Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement, other than compliance with the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. Except as disclosed on Schedule 3.1.4, no consent, approval or authorization of any party to any agreement or other instrument to which Seller is a party (including any Assigned Contract) is required for the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement. Seller has obtained, or will obtain on or before the Closing Date, all required consents, approvals and authorizations disclosed on Schedule 3.1.4 (except to the extent not required hereunder pursuant to Section 4.1.6) and all required consents of Seller's lenders to the transactions set forth in this Agreement.

               3.1.5 Title to and Condition of Assets.

                    3.1.5.1 Seller has good and marketable fee simple title to the Owned Real Property (insurable as such) and good and marketable leasehold title to the Leased Real Property (insurable as such with respect to the Caro, Mackville and Fruitport Real Property Leases and to Seller's knowledge, any other Real Property Lease that contains a legal description of the subject Leased Real Property or as to which Seller (or Title Company) is able to obtain a legal description prior to the Closing Date). The Real Property is free and clear of all title defects, liens, security interests, mortgages, deeds of trust, encumbrances, reservations, charges, equity, leases, licenses, encroachments, permits, easements, claims, or restrictions or other title exceptions ("Liens") other than the Permitted Exceptions as defined in Section 5.1.4, and liens for taxes not yet due and payable. Seller has good and marketable title to the Assets other than Real Property and Leased Equipment, free and clear of all Liens, other than those disclosed on Schedule 3.1.5.1.

                    3.1.5.2 Except as set forth on Schedule 3.1.5.2, to Seller's knowledge: (a) there are no material defects in the Real Property; (b) the structural components, roofs, and mechanical, electrical, plumbing, and HVAC systems of the improvements on the Real Property are in good working order and free from defects which would materially impair the use of such improvements, ordinary wear and tear excepted; (c) all structures on the Real Property are structurally sound with no known defects; (d) the Equipment is in operating condition and repair in the condition normally maintained by Seller (reasonable wear and tear excepted); (e) the items of Equipment that are rolling stock or vehicles have no known defects that materially impair, or are likely to materially impair, their use, value, safety or durability; (f) the Inventory (excluding any items excluded from

               Inventory Value pursuant to Section 2.4.2) is of good and merchantable quality and is usable and saleable in the ordinary course of business; and (g) the Equipment used in the component manufacturing business is capable of producing merchantable goods, which such Equipment has historically produced. The quantities of raw materials, work-in-progress and finished goods Inventory of the Business are commercially reasonable in the ordinary course of the Business.

                    3.1.5.3 Except as set forth on Schedule 3.1.5.3, to Seller's knowledge, the Real Property, the use of the Real Property and the operation of the Business thereon are in compliance with all applicable laws, statutes, rules, regulations, permits, licenses, and requirements of any governmental authorities, including without limitation applicable zoning and land use laws, building and fire codes, and the fire insurance rating associations having jurisdiction over the Assets, Business or Real Property. At Closing all Persons supplying labor, materials and equipment to the Real Property will have been paid and there will be no claims or liens against the Real Property for such matters. Except as set forth on Schedule 3.1.5.3, there are no currently due and payable assessments for public improvements against the Real Property, nor to Seller's knowledge are any threatened, and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Real Property in the process of formation.

                    3.1.5.4 Seller possesses, is in compliance with, and, except for Seller's licenses which, by operation of law, cannot be legally transferred, is capable of transferring to Purchaser the full benefit of, all material licenses, permits, easements and rights of way, including any conditional use permits applicable to the Real Property, required from all governmental authorities having jurisdiction over the Assets or the Business necessary for the use of the Assets and the operation of the Business.

                    3.1.5.5 Except as set forth on Schedule 3.1.5.5,  all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law, statute, rule or regulation or by the normal use and operation of the Real Property are installed to the property lines of the Real Property, are all connected pursuant to valid permits and are adequate to service the Real Property under its current use and to permit full compliance with all material requirements of law and normal usage of the Real Property.

                    3.1.5.6 Except as set forth on Schedule 3.1.5.6,  Seller has received no notice of any action, suit, proceeding, moratorium, change in zoning, investigation or litigation pending or, to the knowledge of Seller, threatened, that (i) affects the ownership or use of any of the Assets, (ii) will materially and detrimentally affect the use or operation of any of the Assets or the value of any of the Assets, or (iii) will adversely affect the ability of Seller to perform its obligations under this Agreement. There are no condemnation proceedings pending or, to the knowledge of Seller, threatened in respect of the Real Property.

                    3.1.5.7 On the  Closing  Date  there will be no  outstanding contracts made by Seller for any improvement to any of the Real Property nor any work performed on or materials supplied to the Real Property which have not been fully paid for, and no Person will have filed or will have any right to file any mechanics' or materialmen's liens or claim of lien arising from any labor or material furnished to any of the Real Property. There are no unsatisfied requests or demands in writing for repairs, restorations or improvements to the Real Property from any Person or authority, including, but not limited to, any insurance carrier or governmental authority.

                    3.1.5.8 Seller is not a "Foreign  Person" within the meaning of Section 1445 of the Code disposing of a United States real property interest within the meaning of Section 897(c) of the Code.

                    3.1.5.9 To Seller's knowledge, neither the Real Property nor any portion thereof is subject to any rights of persons in possession or persons making unauthorized use thereof, nor has Seller received any notice or information that the Real Property or any portion thereof is subject to any claim of adverse possession or prescriptive easement.

                    3.1.5.10 To Seller's knowledge, there are no boundary disputes affecting nor any encroachments onto or from any portion of the Leased Real Property as to which Seller is unable to obtain the title insurance and surveys described in Sections
               5.1.4 and 5.1.5 hereof.

                    3.1.5.11 Except as set forth on Schedule 3.1.5.11, to Seller's knowledge, there are no threatened or asserted claims or assertions of rights with respect to parking or access affecting the Real Property, nor any wetlands on or affecting the Real Property.

                    3.1.5.12 The Accounts Receivable arose from bona fide transactions in the ordinary course of the Business. The materials or services involved have, in all material respects, been provided to the account or note obligor, and such Accounts Receivable constitute valid and enforceable claims (but subject to Seller's customary returns policy).

          3.1.6 Liabilities. Except as disclosed on Schedule 3.1.6 or in the Financial Statements, there are no liabilities (contingent or otherwise) with respect to the Seller, except for outstanding trade debts to suppliers of goods or services and other liabilities incurred in the ordinary course of business. Seller covenants that all such outstanding debts will be satisfied in accordance with the terms of such obligations, unless such debt is contested in good faith by Seller or to be assumed by Purchaser as provided hereunder.

          3.1.7 Financial Statements. Seller has furnished to Purchaser the financial statements (the "Financial Statements") (i) Seller's audited annual and unaudited quarterly financial statements filed with the Securities and Exchange Commission; and (ii) financial statements for the Business attached hereto as Schedule 3.1.7(a): the unaudited balance sheets of the Business for the years ended December 31, 2000, and 2001 and the related statements of income of the Business for such periods and the unaudited balance sheet of the Business for the year-to-date ended September 30, 2002 and the related statements of income of the Business for the period December 31, 2001 through September 30, 2002. The Financial Statements, including any notes thereto are, or, as to the Closing Date Balance Sheet and related statement of income referred to in Section 4.1.9 hereof, will be, when delivered, true and correct in all material respects, have been or will be prepared in accordance with the books and records of Seller consistent with past practices of Seller, consistently applied, and, except as set forth in Schedule 3.1.7(b) prepared in accordance with generally accepted accounting principles consistently applied.

          3.1.8 Taxes. Seller has, or on or before the Closing Date will have, filed all federal, state, and local tax returns required to be filed and paid and discharged all federal, state, local, foreign, and other income, gross receipts, excise, business and occupation, franchise, real and personal property, sales and use, withholding, social security, unemployment, disability, and other taxes or governmental fees or charges (collectively, "Taxes"), including any interest, penalties, or additions to taxes reflected on the foregoing returns, and has not given or been requested to give waivers of any statutes of limitations relating to the payment of such Taxes.

          3.1.9 Inventory Returns. Seller has not agreed, and, to the best of Seller's knowledge, the Business is not currently required or obligated, pursuant to its regular return policy or otherwise, to accept the return of any material portion of inventory sold by Seller to others prior to the Closing Date.

          3.1.10 Contracts.

               3.1.10.1 Accurate and complete copies of all Assigned Contracts have been delivered or made available to Purchaser. Each Assigned Contract is valid and in full force and effect, is enforceable materially in accordance with its terms (except as limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and as may be limited by general principles of equity), and constitutes the legal, valid and binding obligation of Seller and the other party or parties to such contracts. Seller has complied in all material respects with the terms of each such Assigned Contract. The Assigned Contracts have not been amended or assigned and no rights thereunder have been waived. To Seller's knowledge, there are no defaults or claimed defaults under the Assigned Contracts.

               3.1.10.2 Other than the Assigned Contracts, Seller is not a party to any material contracts relating to the Business or the Assets for which Purchaser could be liable for performance thereunder.

          3.1.11 Employees. Seller has complied with all material and applicable federal and state laws relating to the employment of labor, including but not limited to, the provisions of such laws relating to equal employment opportunity, wages, hours and the payment of social security taxes, and are not liable for any arrears of wages (other than those not yet due and payable) or any tax or penalties for failure to comply with any of the foregoing.

          3.1.12 Labor Matters. Seller has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is Seller currently engaged in any labor negotiations, nor is Seller the subject of any union organization effort which, in each case, affects or can reasonably be expected to affect the Business. There is no pending or threatened labor dispute, strike or work stoppage affecting the Business.

          3.1.13  Environmental   Matters.   Except  as  described  on  Schedule
     3.1.1.13, with respect to the Business and the Assets:

                    3.1.13.1 There have been no releases of any Hazardous Substances on the Real Property (or into the ground water thereof) nor any migration of any Hazardous Substances onto or from the Real Property (or ground water thereof) during Seller's ownership or possession thereof or, to Seller's knowledge, prior to Seller's ownership or possession thereof;

                    3.1.13.2 All  releases  have been  properly  reported to the appropriate regulating agency and cleaned up, disposed of and remediated to its satisfaction;

                    3.1.13.3   With   respect  to  all   releases  of  Hazardous
               Substances during Seller's ownership or lease of the Real Property and with respect to all releases of Hazardous Substances known to Seller that were released on the Real Property prior to Seller's ownership or lease thereof, Seller has made all notifications required under Environmental Laws, including but not limited to underground tank registration, and notification of the burning of any hazardous waste fuel or used oil;

                    3.1.13.4 There are no on-site locations where material quantities of Hazardous Substances have been stored, treated, recycled, or disposed of during Seller's ownership or lease of the Real Property or, to Seller's knowledge, prior to Seller's ownership or lease thereof;

                    3.1.13.5 There is no ongoing or threatened  litigation  with any Persons relating to Seller's failure to comply with any Environmental Laws with respect to the Business or the Real Property;

                    3.1.13.6 Seller has not disposed of any Hazardous Substances off-site,  except in  compliance  with  applicable  Environmental
               Laws;

                    3.1.13.7 Seller has not received any notice that it or the Real Property is the subject of any pending investigation or claim pertaining to the release of any Hazardous Substance; and

                    3.1.13.8 There have been no environmental investigations, studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos or any other Hazardous Substance in, on or under the Real
               Property (or groundwater thereof), during Seller's ownership or lease of the Real Property or, to Seller's knowledge, prior to Seller's ownership or lease thereof.

               3.1.14  Absence  of  Certain  Changes.  Except  as set  forth  in
          Schedule 3.1.14 attached hereto, since December 31, 2001, the Business has been operated in the ordinary course and consistent with past practice and there have not been:

                    3.1.14.1 any material adverse changes in the results of operations, financial condition, assets, liabilities or business of the Business;

                    3.1.14.2 any material  damage,  destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used in the Business, normal wear and tear excepted;

                    3.1.14.3 any payments, discharges or satisfactions by Seller of any Liens, claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the Business other than in the ordinary course of the Business and consistent with past practice;

                    3.1.14.4 any  transfers  or  redirections  of any  inventory belonging to or intended for the Business to any other facility or operation of Seller;

                    3.1.14.5 any  write-offs  as  uncollectible  of any accounts receivable or notes receivable of the Business, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Financial Statements for the Business;

                    3.1.14.6 any  cancellations  of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the Business;

                    3.1.14.7 any general uniform  increases in or changes in the method of computing the compensation of employees of Seller who perform services for the benefit of the Business;

                    3.1.14.8 any  relocations  or  assignments of any management employee, outside sales person, or a material number of any other employees of Seller who formerly worked for the Business to any other facility or operation of Seller;

                    3.1.14.9  any  suppliers  or  customers   who,  to  Seller's
               knowledge, intend to or have threatened to discontinue their business with Seller;

                    3.1.14.10 any material changes in the manner in which Seller extends discount or credits to customers or otherwise materially deals with customers of the Business;

                    3.1.14.11 any material changes in the accounting  methods or practices followed by Seller or any changes in depreciation or amortization policies or rates theretofore adopted;

                    3.1.14.12 any capital commitments by Seller for additions to property, plant or equipment of the Business;

                    3.1.14.13 Any agreements or understandings, whether in writing or otherwise, for Seller to take any of the actions specified above.

               3.1.15 Assets of Business. Except for the Excluded Assets, the Assets constitute all of the assets owned, used or held for use in connection with the Business. Except for the Excluded Assets, the sale of the Assets pursuant to this Agreement will effectively convey the Business to Purchaser, including, without limitation, all tangible and intangible assets and goodwill relating to the Business.

               3.1.16 Employee Benefit Plans. Seller is not a party to any Employee Benefit Plan with unfunded liabilities which relates to the Business. Each Employee Benefit Plan complies, and has from its inception complied, in all material respects with all applicable requirements of ERISA, including reporting requirements, and all qualification requirements of the Code. No Employee Benefit Plan has any amount of unfunded benefit liabilities (within the meaning of
          Section 4001(a)(18) of ERISA). Each Employee Benefit Plan (i) has complied with all notification and continuation coverage requirements of COBRA, Section 4980B of the Code and regulations thereunder; (ii) has not engaged in any nonexempt prohibited transaction; (iii) has not experienced any reportable event as defined in ERISA; and (iv) has not terminated. Seller has no nonqualified deferred compensation, severance pay, or other employee pension plans.

               3.1.17 Compliance with Laws. To Seller's knowledge, Seller is not in material violation of any law applicable to the Assets or the Business, and Seller has received no complaint or notice from any governmental agency, and to Seller's knowledge, none is threatened, alleging that Seller has violated any law with potential consequences that could have a material adverse effect on the Assets or the Business.

               3.1.18 Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Seller and no statement contained in any document or instrument delivered or to be delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact, necessary to make the statements contained herein or therein, not misleading. There is no fact or condition (other than matters generally affecting the economy and/or the retail lumberyard business in the Central United States) which materially adversely affects or in the future may materially adversely affect the Business or prospects or condition (financial or otherwise) of Seller or any of its Assets, which fact or condition has not been set forth in this Agreement or in the attached Schedules.

          3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the following statements are true and correct on the date of this Agreement and will be true and correct on the Closing Date as though made on such date:

               3.2.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

               3.2.2 Power and Authority. Purchaser has the corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

               3.2.3 Corporate Authorization. All corporate action on the part of Purchaser, and its directors and shareholders necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement has been taken.

               3.2.4 Binding and Enforceable Agreement. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser, enforceable in accordance with its terms.

               3.2.5   Consents.   All  consents,   approvals,   qualifications,
          licenses, orders or authorizations of, or filings with, any governmental authority required in connection with Purchaser's valid execution, delivery or performance of this Agreement have been obtained, given or made.

               3.2.6 No  Conflict.  Neither the  execution  and delivery of this
          Agreement by Purchaser nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of Purchaser's articles of incorporation or bylaws, (b) conflict with any existing provision of applicable law or any existing order, rule, regulation, judgment or decree of any court, arbitrator or agency of government, (c) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party, or by which Purchaser may be bound, except for such default (or right of termination, cancellation or acceleration) as to which requisite waivers or consents shall either have been obtained by Purchaser prior to Closing or the obtaining of which shall have been waived by Seller, or (d) violate any order, writ,
          injunction,   decree,   statute,  rule  or  regulation  applicable  to
          Purchaser.

    4.       COVENANTS.
    -------------------

          4.1 Conduct of Seller.

               4.1.1 Preservation of Business. Seller shall, until Closing:

                    4.1.1.1 Use its commercially  reasonable efforts to preserve intact the present business organization of Seller;

                    4.1.1.2 Maintain the Assets and the Real Property in their present state of repair, order and condition, reasonable wear and tear excepted;

                    4.1.1.3 Maintain in full force and effect existing insurance policies carried in connection with the Business, Assets and Real Property, including without limitation the existing scope and limits of coverage;

                    4.1.1.4 Make commercially reasonable efforts to preserve and protect the goodwill and advantageous relationships of Seller with its customers, suppliers and all other Persons having business dealings with Seller;

                    4.1.1.5 Maintain Seller's books, accounts and records relating to the Business in the usual and regular manner, in accordance with Seller's past accounting practices, consistently applied and in compliance with all applicable laws;

                    4.1.1.6 Use commercially  reasonable efforts to preserve and
               maintain   in   force   all  of   Seller's   licenses,   permits,
               registrations, franchises, and bonds;

                    4.1.1.7 Use commercially reasonable efforts to comply in all material respects with all laws applicable to the conduct of the Business; and

                    4.1.1.8 Maintain the Assigned Contracts,  including, without limitation, the Real Property Leases, in full force and effect and perform all obligations thereunder as and when due; not modify, amend or terminate any of the Assigned Contracts or waive any rights thereunder or exercise any options thereunder; and not assign any rights in the Assigned Contracts or enter into any subleases or occupancy agreements with respect to the Leased Real Property.

               4.1.2 Ordinary Course. Seller shall conduct the Business only in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and shall not make any substantial change to its methods of management, purchase, sale, accounting or operation in respect of the Business, or engage in any transaction or activity, enter into or amend any agreement or make any commitment with respect to the Business except in the ordinary course of business and consistent with past practice. Without limiting the foregoing and without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller shall not:

                    4.1.2.1 Become a party to any material plan, contract, guaranty, or agreement affecting the Business subsequent to Closing;

                    4.1.2.2 Sell, mortgage, pledge, or encumber or agree to sell, mortgage, pledge or encumber any of the Assets, other than Inventory or Equipment sold in the ordinary course of the Business;

                    4.1.2.3 Change or remove any store displays, other than changes made in the ordinary course of business consistent with past practice or transfer, remove or redirect any fixed assets that are or were to be part of the Business;

                    4.1.2.4 Incur any obligation (contingent or otherwise) affecting the Business subsequent to Closing or purchase, acquire, transfer, or convey, any material assets or property or enter into any transaction or make or enter into any contract or commitment affecting the Business subsequent to Closing except in the ordinary course of business;

                    4.1.2.5  Announce  or  institute  any  personnel  changes or employee commitments or contracts, including granting any increase in the compensation of any of Seller's officers or employees, or transferring any employees to different offices or divisions, except for compensation increases or transfers in the ordinary course of business consistent with past practice and without limitation, transfer or assign any employees that formerly worked at the Business to any other operation or facility of Seller; or

                    4.1.2.6 Do any act or omit to do any act,  or permit any act or omission to occur, which will cause a breach of any contract or commitment of Seller affecting the Business subsequent to Closing, or modify or amend any Assigned Contract.

               4.1.3 Open Purchase Orders. Seller shall provide to Purchaser copies of all purchase orders not completely performed by Seller as of the date of this Agreement ("Open Purchase Orders"). Seller shall cancel prior to Closing if possible without penalty or loss any of such Open Purchase Orders that Purchaser reasonably requests Seller to cancel unless such cancellation would have a material adverse effect on the store for which the Inventory covered by the Open Purchase Order is being ordered.

               4.1.4 Actions Affecting Representations and Warranties. Seller shall take no action, and shall not suffer or permit to be taken any action, which would cause any representations and warranties of Seller contained in this Agreement to become untrue or inaccurate in any material respect.

               4.1.5 Access to Information. Seller shall until 90 days after Closing give to Purchaser and to its accountants, counsel and other representatives (who Purchaser shall inform of the confidentiality obligations under Section 4.3) reasonable access during normal business hours to the properties, books, records, officers, directors and employees of Seller and shall furnish promptly to Purchaser, upon written request, (a) a copy of each report, notice, return or other document filed or received by, or on behalf of, Seller relating to the Assets or the Business and, (b) all other information pertaining to the Business, the Assets, and operations and personnel of Seller related thereto as Purchaser may request.

               4.1.6 Consents and Notices. Seller shall obtain prior to the Closing Date the written consent of the lessors under the Real Property Leases to the assignment of such Real Property Leases to Purchaser and the written consents of the other parties to those
          Assigned Contracts identified on Schedule 4.1.6; provided, however, such consent shall not be required from the lessors of Saginaw Equipment Repair and Lomira Equipment Repair nor with respect to Non-Material Real Property Leases. With respect to Non-Material Real Property Leases, Seller shall use commercially reasonable efforts to obtain prior to the Closing Date the written consent of the lessors to the assignment of such Real Property Leases to Purchaser. Seller shall use commercially reasonable efforts to obtain prior to the Closing Date all other consents, authorizations, waivers, approvals of, or exemptions by, any Person, including, without limitation, any governmental body or agency or instrumentality thereof, required to be obtained in connection with the transactions contemplated by this Agreement. In addition to obtaining the written consent of the lessors under the Real Property Leases to the assignment of the Real Property Leases to Purchaser, Seller shall obtain and deliver to Purchaser on or before Closing estoppel certificates ("Estoppel Certificates") from such lessors addressed to Purchaser confirming the legal description of the subject property, that the Real Property Leases are in full force and effect, that the Real Property Leases have not been assigned, modified or amended nor any rights thereunder waived, that Seller is the lessee under the Real Property Leases, that there are no mortgages or deeds of trust against the subject property except those specified in the Estoppel Certificate, and that there are no defaults or claimed defaults under the Real Property Leases or under the specified mortgages or deeds of trust. The Estoppel Certificates shall be signed by the lessors under the Real Property Leases no earlier than ten (10) days prior to the Closing Date. Notwithstanding the foregoing, (i) with respect to those Real Property Leases which do not require the lessor to provide an estoppel on Seller's request, Seller's obligation shall be to use commercially reasonable efforts to obtain Estoppel Certificates from such lessors prior to the Closing Date, and (ii) with respect to those Real Property Leases which require the lessor to provide an estoppel, such Estoppel Certificate need only certify those items required to be certified to pursuant to such lease; provided that Seller shall use commercially reasonable efforts to have such estoppel contain the information set forth above. Seller shall also use commercially reasonable efforts to obtain and deliver to Purchaser on or before the Closing Date a subordination, non-disturbance and attornment agreement ("SNDA"), in form reasonably acceptable to Purchaser, from the lender of any lessor under each Real Property Lease with a security interest in the real property pertaining to such Real Property Lease.

               4.1.7 Covenant Not to Compete. Seller covenants as follows:

                    4.1.7.1 Effective as of Closing, Seller, in consideration of
               Purchaser's agreement to purchase the Assets, covenants that it shall not, at any time for a period of ten (10) years after the Closing, engage in, or retain, participate in or have any interest, directly or indirectly, in any Person (whether as an investor, agent, employee, creditor or in any other capacity which calls for the rendering of services, advice, acts of management, operation or control) that engages in a Restricted Business (as defined below). "Restricted Business" shall mean the sale or delivery of lumber, wood products, hardware, and building materials, component and truss manufacturing and sales business, or any similar business, at retail or wholesale, in the Territory. Any sale by Seller generated by Seller's internet website that Seller ships to an address outside the Territory shall not be deemed a Restricted Business except when Seller is aware that the customer intends to use a material portion of the materials purchased via the Seller's website within the Territory. The covenants contained in this Section 4.1.7, both as to time and area covered, are necessary to protect the rights of Purchaser in the Business after its acquisition of the Business and are deemed by Purchaser and Seller to be an integral and important part of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller may: (i) continue to operate its existing component plant in Grand Rapids, Michigan, (ii) sell trusses to existing Wickes stores and other distributors of building materials for the purposes of resale; and (iii) sell other lumber and building materials to customers located in the border counties listed in Schedule 1(e) except when Seller is aware that the customer intends to use a material portion of such lumber and building materials within the Territory outside the border counties listed in Schedule 1(e).

                    4.1.7.2 For the period described in Section 4.1.7.1,  above,
               Seller shall not, directly or indirectly, (i) employ or engage, recruit or solicit for employment or engagement, any Business Employee who is or becomes employed or engaged by Purchaser, or otherwise seek to influence or alter any such person's relationship with Purchaser; or (ii) solicit or encourage any present or future customer of Purchaser in the Territory, to terminate or otherwise alter his, her or its relationship with Purchaser in the Territory.

                    4.1.7.3 Seller has knowledge of the affairs,  trade secrets, customers, potential customers and other proprietary information of the Business and acknowledges and agrees that compliance with the covenants contained in this Section 4.1.7 is necessary for the protection of the goodwill and other proprietary interests of the Business and of Purchaser. Seller acknowledges and agrees that in the event of a breach of such covenants, Purchaser would not have an adequate remedy at law, and Purchaser shall be entitled to injunctive relief in addition to any other remedies which may be available to it under this Agreement, at law or in equity.

                    4.1.7.4 If any court of competent  jurisdiction shall at any time deem the term of any of the covenants in this Section 4.1.7 too lengthy or the Territory too extensive, the other provisions of this Section 4.1.7 shall nevertheless stand, the term shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

               4.1.8 Access to Records. For a period of five (5) years following Closing, Seller shall preserve all books and records in its possession relating to the Assets of the Business. During such period, Seller shall grant to Purchaser access to such records during normal business hours on reasonable prior notice.

               4.1.9 Closing Date Financial Statements. Within thirty (30) days following the Closing Date, Seller shall prepare and deliver to Purchaser the Closing Date Balance Sheet and a related statement of income for the fiscal year-to-date through the Closing Date. Such financial statements shall include the results of the physical inventory contemplated under Section 2.4.2 and shall be prepared consistent with past practices of Seller, consistently applied, and prepared in accordance with generally accepted accounting principles.

               4.1.10  Title  Commitments.  No later than twenty (20) days after the date of mutual execution of this Agreement, Seller shall obtain and deliver to Purchaser an irrevocable commitment (each a
          "Preliminary Title Commitment") from First American Title Insurance Company, National Accounts Division ("Title Company"), to issue (a) an ALTA owner's policy of title insurance with extended coverage (using form 1992) insuring Purchaser's fee interest in the Owned Real Property, in the amounts allocated in Schedule 2.8 for each such parcel of Owned Real Property, (b) an ALTA owner's policy of title insurance with extended coverage (using form 1992) and endorsed with ALTA Endorsement 13 (Leasehold - Owner) insuring Purchaser's leasehold interest in the Leased Real Property, in the amounts allocated in
          Schedule 2.8 for each such parcel of Leased Real Property, and (c) such additional endorsements to the title policies described in items
          (a) and (b) above as Purchaser may reasonably require, including, without limitation, the following endorsements: waiver of the creditor's rights exception; deletion of arbitration provisions; legal lot; survey; access; street address; zoning and gap. Notwithstanding the foregoing, no title policy shall be required with respect to any Real Property Lease other than Caro, Fruitport and Mackville ("Non-Material Real Property Leases"); provided, however, other than with respect to Saginaw Equipment Repair and Lomira Equipment Repair,
          (i) Seller shall use commercially reasonable efforts to obtain a memorandum of lease in recordable form for each Non-Material Real Property Lease prior to the Closing Date and, if successful, will provide title insurance with respect thereto on the Closing Date, and
          (ii) Seller shall use commercially reasonable efforts to provide title insurance on the Closing Date with respect to each Non-Material Real Property Lease even if Seller is unable to obtain a memorandum of lease in recordable form for any such lease. Concurrently with the delivery of each Preliminary Title Commitment, Seller shall cause Title Company to deliver to Purchaser copies of all documents shown as special exceptions therein.

               4.1.11 Surveys. No later than forty (40) days after the mutual execution of this Agreement, Seller shall deliver surveys of the Real Property to Purchaser prepared by a professional land surveyor licensed in the state where the Real Property is located and prepared in accordance with ALTA/ACSM Land Title Survey standards and certified to Purchaser and the Title Company; provided, Seller shall not be obligated to provide a survey with respect to any Non-Material Real Property Lease; provided, however, Seller shall use commercially reasonable efforts to obtain the legal description of Leased Real Property pertaining to such Non-Material Real Property Lease other than Lomira Equipment Repair and Saginaw Equipment Repair prior to the Closing Date and to obtain a survey thereof prior to the Closing Date. Seller shall bear the cost of the surveys. The surveys shall show any encroachments onto the Real Property from any adjacent property, any encroachments by or from the Real Property onto any adjacent property, the locations of all improvements, easements, driveways, curb cuts, parking areas, and utility lines and facilities, building setback lines, evidence of any use not authorized by recorded easements, any wetlands, any flood zones, and any violations of or encroachments upon any recorded building line, restrictions or easements affecting the Real Property. Purchaser shall have the same rights to disapprove matters shown on the surveys as it does to disapprove title exceptions shown in the Preliminary Title Commitments as set forth in Section 5.1.4, and with respect thereto the parties shall be subject to the same time periods, notices, procedures, rights and obligations as pertain to disapproved title exceptions as set forth in Section 5.1.4.

               4.1.12 Transition Services. In order to provide for an orderly transition of the Business to Purchaser, Seller will make its Point of Sale computer software available to Purchaser at no cost to Purchaser for a period of sixty (60) days following the Closing.

          4.2 Conduct of Purchaser.

               4.2.1 Application of Payments to Accounts Receivable. Any payment that is received from a customer who has an outstanding account with Purchaser, part of which consists of an Assumed Account Receivable with respect to which the customer does not identify the portion of the account to which the payment should be applied, shall be applied to the Assumed Account Receivable unless such customer is actively disputing the Assumed Account Receivable (in which case payment shall be applied to any undisputed portion of such Assumed Account Receivable with any excess applied to the portion of the account which is not part of the Assumed Account Receivable). Purchaser shall send out monthly invoices to the account obligees of the Assumed Accounts Receivable in the ordinary course of business for ninety (90) days following Closing. Purchaser's efforts to collect the Assumed Accounts Receivable will be in conformity with Purchaser's policies and procedures related to the collection of Purchaser's own accounts receivable including preservation of Lien rights. Purchaser will: (a) cooperate with Seller in verifying the successful transfer of information relating to the Assumed Accounts Receivable from Seller's system to Purchaser's system, (b) provide to Seller a detailed current accounts receivable ledger on a weekly basis with respect to the Assumed Accounts Receivable; and (c) make available on a reasonable basis for informational purposes Purchaser's manager responsible for collecting the Assumed Accounts Receivable. To the extent expressly permitted in writing by a former employee of Seller who has an account payable to Seller on account of merchandise purchased from Seller prior to Closing and is employed following Closing by Purchaser, Purchaser agrees to make payroll deductions in the same manner and amount as made by Seller prior to closing until the earlier of the satisfaction of such account payable or the termination of employment of such employee with Purchaser. 4.2.2

               4.2.2 Inventory Returns. Purchaser will accept the return of merchandise from customers of the Business in accordance with Seller's procedures for customer returns in effect as of the Closing Date, notwithstanding that such merchandise may have been sold by Seller prior to the Closing Date. Purchaser will make refunds, if at all, for returned damaged goods at a discount appropriate to reflect such damage may have upon the value of such merchandise. Purchaser shall refund to the customer the amount of such refund and send written notice, accompanied by a copy of the original sales invoice, to Seller requesting payment of, and Seller shall pay to Purchaser, the amount by which the amount of such cash refund exceeds the value of such merchandise, which value shall be determined in accordance with the Inventory valuation procedures described in Section 2.4.2, as if such merchandise had been part of the Inventory on the Closing Date. Purchaser and Seller shall reconcile the returns and refunds as set forth above no later than ninety (90) days after the Closing Date and make payments, as called for based on such reconciliation, no later than ten (10) days after such reconciliation.

               4.2.3 Use of "Wickes" Name. For a period of 90 days following the Closing, Purchaser may use Seller's trademarks and tradenames including the word "Wickes" on existing signage or other parts of the Assets to the extent necessary to operate the Business without substantial disruption or interruption but not in any manner that would evidence that Purchaser is doing business as, in the name of, or as agent or representative of Seller. In addition, for a period of 90 days following the Closing, Purchaser may indicate that the former Wickes locations are now operating under the name of United Building Centers. Purchaser acknowledges that such names are not included in the Assets to be acquired by Purchaser under this Agreement.

               4.2.4 Nonsolicitation. For the period described in Section 4.1.7.1, above, Purchaser shall not, directly or indirectly, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by Seller, or otherwise seek to influence or alter any such person's relationship with Seller.

               4.2.5 Access to Records. For a period of five (5) years following Closing, Purchaser shall preserve all Books and Records identified in
          Section 2.1.6. During such period, Purchaser shall grant to Seller access to such records during normal business hours on reasonable prior notice.

          4.3 Confidentiality. Purchaser and Seller shall cooperate to make a joint announcement to the public and to Seller's employees concerning the transactions contemplated by this Agreement as soon as practicable after execution of this Agreement. Prior to such announcement, neither party shall make any announcement to the public or its employees concerning the transaction contemplated by this Agreement, provided that Seller may make any public disclosure it deems appropriate or which may be required by applicabhle law or any listing or trading agreement concerning its publicly-traded securities (in which case Seller will advise Purchaser prior to making the disclosure and, with respect to any required governmental filings, Seller agrees to make such confidential treatment requests as are reasonably requested by Purchaser) .

          4.4 Bulk Sales Compliance. Seller and Purchaser agree to cooperate to comply with the requirements of Section 406.107 of the Uniform Commercial Code of the State of Wisconsin so that the transaction shall not be ineffective against any creditor of Seller. Seller and Purchaser further agree that the notice to creditors required under Section 406.107 shall be substantially in the form of Exhibit 4.4 unless otherwise mutually agreed in writing by Seller and Purchaser.

    5. CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER.
    -----------------------------------------------------

          5.1 Conditions to Obligations of Purchaser. Notwithstanding any other provision of this Agreement, the obligation of Purchaser to purchase the Assets is subject to the satisfaction or waiver in writing, on or before the Closing Date, except as specifically set forth hereafter, of the following conditions:

               5.1.1 Representations and Warranties; Covenants. All representations and warranties of Seller contained in this Agreement and in the certificates and other instruments delivered by Seller to Purchaser in connection with this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such time, and Seller shall have performed and complied with all material covenants, obligations and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date; and Purchaser shall have received a certificate signed by Seller and Seller's President, dated the Closing Date, to that effect.

               5.1.2 Consents and Approvals. All Persons whose consent or approval is required for the consummation of the transactions contemplated by this Agreement pursuant to Schedule 4.1.6, shall have granted such required consents or approvals in form and substance reasonably acceptable to Purchaser. The Estoppel Certificates with respect to all material Real Property Leases shall have been executed and delivered to Purchaser and be in form and substance acceptable to Purchaser.

               5.1.3 Statutory Warranty Deeds/Assignment of Real Property Leases for Real Property. Seller shall have executed, acknowledged and delivered to Purchaser the Statutory Warranty Deeds for the Owned Real Property as described in Section 2.11.2.2 and the warranty Assignments of the Real Property Leases as described in Section 2.11.2.3, conveying the Owned Real Property to Purchaser and the Real Property Leases to Purchaser, respectively, free and clear of all Liens except as otherwise permitted herein.

               5.1.4 Approval of Title Exceptions. No later than twenty (20) days after delivery to Purchaser of each of the Preliminary Title Commitments and underlying documents (and with respect to any supplement to the Commitments, within five (5) business days after Purchaser's receipt of such supplement), Purchaser shall advise Seller in writing of any title exceptions which are deemed unacceptable to Purchaser with respect to the subject Real Property of each such Preliminary Title Commitment. If Purchaser does not so notify Seller, any title exceptions shown therein (other than Monetary Liens against Owned Real Property and Monetary Liens against the Leased Real Property created by Seller, which shall be deemed automatically disapproved by Purchaser) shall become permitted exceptions ("Permitted Exceptions"). If Purchaser does so notify Seller of such unpermitted title exceptions which are not acceptable to Purchaser, Seller shall have fourteen (14) days from the date of Purchaser's notice to (i) cause the disapproved title exceptions to be removed, as evidenced by a supplement to the Commitment, (ii) notify Purchaser in writing that Seller will cause such disapproved title exceptions to be removed at Closing, or (iii) cause the Title Company to commit to Purchaser in writing that it will issue its endorsement to Purchaser's title policy insuring against damage caused by such disapproved exceptions and provide Purchaser with a copy of the proposed form of endorsement; provided, however, if Purchaser is not satisfied with having such disapproved exceptions addressed by such a title insurance endorsement, such disapproved exceptions shall be deemed to not have been resolved by Seller, and Purchaser shall have the right to the election set forth in the following sentence. If, at the conclusion of said fourteen (14)-day period Seller has not removed the disapproved title exceptions or given Purchaser written notice that such disapproved exceptions will be removed at Closing or provided a title insurance endorsement solution to the disapproved exceptions acceptable to Purchaser, then Purchaser may elect by providing written notice thereof to Seller within three (3) business days to terminate this Agreement. If no such notice of termination is given by Purchaser, then any such disapproved title exception which Seller has not, within such 14-day period, removed or given Purchaser written notice that it will be removed at Closing or provided a title insurance endorsement solution to it acceptable to Purchaser shall be deemed a "Permitted Exception." If Purchaser so elects, Purchaser may, in its sole discretion, extend the Closing Date by up to fourteen (14) days in order to allow time for Seller to remove the disapproved exceptions. The Closing Date shall not be extended to allow time for removal of disapproved exceptions unless so elected in writing by Purchaser.

               Notwithstanding the foregoing paragraph, (A) Seller shall cause, at Seller's sole expense, all mortgages, deeds of trust and liens securing the payment of money (including liens for delinquent taxes, special taxing districts, mechanic's, material men's or service provider liens and judgment liens) ("Monetary Liens") to be fully satisfied, released and discharged of record on or prior to the Closing Date without the necessity of Purchaser's giving notice of disapproval thereof, all such liens being deemed to be disapproved by Purchaser, and Seller's failure to satisfy, release and discharge any such Monetary Lien on or prior to the Closing Date shall constitute a material breach of this Agreement by Seller; provided however, that Seller shall not be required to cause the satisfaction, release and discharge of Monetary Liens on the Leased Real Property caused by lessors of Leased Real Property; and (B) Purchaser shall not be entitled to disapprove any matters created by Purchaser, standard printed exceptions contained in the Preliminary Title Commitments (other than those that can be eliminated by an ALTA survey of the Real Property or by Seller's furnishing customary affidavits and indemnities to the Title Company), or the lien of general ad valorem real property taxes on the Real Property not yet due and payable (i.e., payable subsequent to the Closing Date), or, with respect to Leased Real Property where the lease or a memorandum thereof has not been recorded, an exception for loss due to failure to record the lease or a memorandum thereof. The title policies to be issued to Purchaser at Closing may include the standard printed exceptions shown in the Preliminary Title Commitments (other than those that can be eliminated by an ALTA survey of the Real Property or by Seller's furnishing customary affidavits and indemnities to the Title Company) and, with respect to Leased Real Property where the lease or a memorandum thereof has not been recorded on or before the Closing Date, an exception for loss due to failure to record the lease or a memorandum thereof, but the Statutory Warranty Deeds and Assignments of the Real Property Leases shall not be subject to such standard printed exceptions. As a condition to Purchaser's obligation to close, Seller shall cause the Title Company at Closing to issue the extended coverage title policies to the Purchaser, pursuant to the Preliminary Title Commitments, in the appropriate allocated amounts of the Purchase Price, and containing no exceptions except the exceptions permitted herein, together with the endorsements set forth in Section
          4.1.10. Seller shall provide the Title Company at Closing with such customary affidavits and indemnities as the Title Company may require in order to issue the required title policies and endorsements to Purchaser.

               5.1.5 Surveys. Seller shall have procured for Purchaser's benefit an ALTA form of surveys for the Real Property as required by Section 4.1.11, and containing no matters disapproved by Purchaser as provided in Section 4.1.11.

               5.1.6 HSR Act Waiting Period. The applicable waiting periods under the HSR Act shall have expired or been terminated.

               5.1.7 Litigation. There shall be no pending litigation against the Business, the Assets, the Real Property or Seller that, in the reasonable opinion of counsel for any party has or could have any material adverse effect on the Business, the Assets, the Real Property or the enjoyment of the benefits of them by Purchaser.

               5.1.8 Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Seller.

               5.1.9 No Material Adverse Change. There shall have been no material adverse change in the Business or the Assets between the date of this Agreement and the Closing Date.

               5.1.10 Legal Opinion. Purchaser shall have received the opinion of counsel to Seller in a form reasonably acceptable to Purchaser.

               5.1.11 Secretary's Certificate. Purchaser shall have received copies of the following, in each case certified as of the Closing Date by the Secretary of Seller:

                    5.1.11.1 The resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement;

                    5.1.11.2 The bylaws of Seller in effect as of the Closing Date; and

                    5.1.11.3 The  signature  and  incumbency  of the officers of
               Seller authorized to execute and deliver this Agreement and the other instruments and documents to be executed and delivered by Purchaser hereunder

               5.1.12 Damage to or Destruction of the Assets. In the event of any destruction or condemnation of more than 15% of the Assets (as determined by value) prior to Closing, Purchaser may elect, at its sole option to, (a) proceed to Closing and pay the Purchase Price pursuant to the terms of this Agreement and receive any insurance proceeds or condemnation award with respect to the Assets so destroyed or condemned, free and clear of all Liens or interests of any third persons, or (b) terminate this Agreement and the purchase of the Assets contemplated by this Agreement if, in Purchaser's reasonable opinion, (i) there has been a material dissipation of the Assets or the Real Property or (ii) the Assets or the Real Property are no longer suitable for Purchaser's intended use. In the event that less than 15% of the Assets are destroyed or condemned, Seller and Purchaser shall adjust the Purchase Price in accordance with the values allocated on Schedule 2.8, Purchaser shall not purchase the Assets destroyed or condemned and Seller shall retain any insurance proceeds or other recovery with respect to the Assets destroyed or condemned. Seller shall provide Purchaser with written notice of any destruction or condemnation of the Assets or the Real Property or any portion thereof immediately after the occurrence of such destruction or condemnation, and, pending election by Purchaser, any insurance proceeds or condemnation award shall be deposited in escrow with Seller's senior lender.

               5.1.13 Documents of Transfer. Seller shall have provided to Purchaser the Closing deliveries set forth in Section 2.11.2 and any documents necessary to transfer ownership of the Assets to Purchaser, free and clear of all Liens except liens listed on Schedule 3.1.5.1.

               5.1.14 Environmental Issues. No later than twenty (20) days after delivery to Purchaser of the new or updated Phase I Environmental Site Assessments consistent with ASTM Standard E1527-00 on the Real Property, including a written report thereof, Purchaser shall advise Seller of any recognized environmental condition on or affecting the Real Property disclosed therein not acceptable to Purchaser and of Purchaser's termination of this Agreement. If Purchaser does not so notify Seller, Purchaser shall be deemed to have waived any objection to such condition as a condition to Closing.

          5.2 Conditions to Obligations of Seller. Notwithstanding any other provision of this Agreement, the obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

               5.2.1 Representations and Warranties; Covenants. All representations and warranties of Purchaser contained in this Agreement and in the certificates and other instruments delivered by Purchaser to Seller in connection with this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such time, and Purchaser shall have performed and complied with all material covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date; and Seller shall have received a certificate signed by Purchaser and an officer of Purchaser, dated the Closing Date, to that effect.

               5.2.2 Consents and Approvals. All Persons whose consent or approval is required for the consummation of the transactions contemplated by this Agreement shall have granted such required consents or approvals provided Seller warrants that Seller's secured lenders have consented to the transactions contemplated by this Agreement.

               5.2.3 Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Purchaser.

               5.2.4 HSR Act Waiting Period. The applicable waiting periods under the HSR Act shall have expired or been terminated.

               5.2.5 Litigation. There shall be no pending litigation against the Business, the Assets, the Real Property or Seller or Purchaser that, in the reasonable opinion of counsel for any party has or could have any material adverse effect on the retention of the Purchase Price by Seller.

               5.2.6 Legal Opinion. Seller shall have received the opinion of counsel to Purchaser in a form reasonably acceptable to Seller.

               5.2.7 Secretary's Certificate. Seller shall have received copies of the following, in each case certified as of the Closing Date by the Secretary of Purchaser:

                    (i) The  resolutions  of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement;

                    (ii) The  bylaws of  Purchaser  in effect as of the  Closing
               Date; and

                    (iii) The signature and incumbency of the officers of Purchaser authorized to execute and deliver this Agreement and the other instruments and documents to be executed and delivered by Purchaser hereunder.

               5.2.8 Purchase Price. Purchaser shall have paid to Seller the amounts to be paid at Closing pursuant to Section 2.5 hereof.


    6.       INDEMNIFICATION.
    -------------------------

          6.1 Indemnification by Seller.

               6.1.1 Seller shall be responsible to Purchaser for, and shall defend, indemnify, and hold Purchaser harmless from and against loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees, legal expenses and consultant's fees), or diminution of value, whether or not involving a third-party claim that shall be suffered by Purchaser (collectively, "Purchaser's Damages") resulting from or relating to (i) claims or demands made by third parties with regard to Seller's ownership, management, or conduct of the Business or ownership or use of the Assets prior to the Closing, including without limitation any liabilities for personal injury, property damage, breach of warranty or other harm relating to products of the Business sold, produced and/or constructed by Seller prior to the Closing, or any other liability, obligation or commitment of Seller (whether known or unknown, fixed or contingent, due or to become due) not expressly assumed by Purchaser under this Agreement;
          (ii) any breach of any of the representations or warranties of Seller contained in this Agreement (including, without limitation, any schedule, certificate, exhibit or other instrument delivered or to be delivered by Seller pursuant to this Agreement); (iii) any failure of Seller to perform or observe any term of or covenant in this Agreement; (iv) claims or demands by employees or former employees of Seller for liabilities allocated to Seller under Section 2.9 of this Agreement; (v) any response costs, costs of remediation or cleanup, or natural resource damages arising out of or related to the presence of Hazardous Substances in, on, or under the Real Property (or ground water thereof) or migrating onto or from the Real Property on or prior to the Closing Date; and (vi) any other Excluded Liability.

               6.1.2 Notwithstanding the foregoing, the Seller shall not be required to pay any Purchaser's Damages unless and until the aggregate amount of all Purchaser's Damages (reduced in accordance with Section 6.5.1) exceeds $500,000 (the "Indemnification Threshold") at which time all losses subject to indemnification in excess of $100,000 (the "Indemnification Deductible") shall be recoverable; provided, however, that in no event shall the Purchaser claim an aggregate amount of losses otherwise subject to indemnification against Seller which exceeds $43,500,000. The limitations set forth in this Section 6.1.2 shall not apply to any claim by Purchaser (a) for indemnification pursuant to Section 6.1.1(i), 6.1.1(iv), 6.1.1(v), or 6.1.1(vi) or
          pursuant to 6.1.1(ii) to the extent that the claim under Section 6.1.1(ii) is based on breaches of representations and warranties set forth in Sections 3.1.1, 3.1.2, 3.1.5.1, and 3.1.8, and 3.1.16; or (b)
          for indemnification for any breach of any warranty (express or implied) contained in the Statutory Warranty Deeds or in the Assignment of the Real Property Leases, provided, however, that any claim under Section 6.1.1(v) shall be subject to the Indemnification Threshold and the Indemnification Deductible;

               6.1.3 Seller shall not be required to pay any Purchaser's Damages unless the claim for such Purchaser's Damages is made by the Purchaser and received by the Seller prior to the date which is eighteen (18) months following the Closing Date, other than: (i) claims for Purchaser's Damages based on breaches of representations and warranties set forth in Sections 3.1.1, 3.1.2 , 3.1.5.1 , 3.1.8, and 3.1.16, or on any breach of any warranty (express or implied) contained in the Statutory Warranty Deeds or in the Assignment of the Real Property Leases, which shall not expire; and (ii) claims for Purchaser's Damages under Section 3.1.13 and Section 6.1.1(v) which shall be made by Purchaser and received by Seller prior to the date which is five (5) years following the Closing Date.

               6.1.4 Amounts to be paid by Seller pursuant to this Section 6.1 may be satisfied by the amounts held in escrow pursuant to Section 2.6 in accordance with the provisions of the Escrow Agreement.

          6.2 Indemnification by Purchaser. Purchaser shall be responsible to Seller for, and shall defend, indemnify and hold Seller harmless from and against loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees, legal expenses and consultant's fees), or diminution of value, whether or not involving a third-party claim, that shall be suffered or incurred by Seller (collectively, "Seller's Damages"), resulting or relating to: (i) claims or demands made by third parties arising solely as a result of Purchaser's ownership, management, or conduct of the Business or Assets after the Closing Date, including, without limitation, any liability for personal injury, property damage or other harm relating to products of the Business sold by Purchaser after the Closing Date, provided, however, that Purchaser will not indemnify Seller for any claims or demands to they extent that they are arising from or relating to existence of Hazardous Substances on the Real Property (or ground water thereof) or migrating onto or from the Real
     Property on or prior to the Closing Date or any breach of any warranty (express or implied) contained in the Statutory Warranty Deeds or in the Assignment of the Real Property Leases; (ii) any breach by Purchaser of the representations or warranties of Purchaser contained in this Agreement; or
     (iii) any failure of Purchaser to observe or perform any term of or covenant in this Agreement.

               6.2.1 Notwithstanding the foregoing, the Purchaser shall not be required to pay any Seller's Damages unless and until the aggregate amount of all Seller's Damages (reduced in accordance with Section
          6.5.1) exceeds $500,000 at which time all losses subject to indemnification in excess of $100,000 shall be recoverable; provided, however, that in no event shall the Seller claim an aggregate amount of losses otherwise subject to indemnification against Purchaser which exceeds $43,500,000;

               6.2.2 Purchaser shall not be required to pay any Seller's Damages unless the claim for such Seller's Damages is made by the Seller and received by the Purchaser prior to the date which is eighteen (18) months after the Closing Date, other than claims for Seller's Damages relating to Purchaser's obligations to pay taxes, which shall not expire.

          6.3 Procedure for Indemnification -- Third-Party Claims.

               6.3.1 Promptly  after receipt by an indemnified  party under this
          Section 6 of notice of the commencement of any action or proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party hereunder, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               6.3.2 If any action or proceeding referred to in Section 6.3.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such action or proceeding, the indemnifying party will be entitled to participate in such action or proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such action or proceeding and the indemnified party reasonably determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such action or proceeding and provide indemnification with respect to such action or proceeding), to assume the defense of such action or proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such action or proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such action or proceeding, other than reasonable out-of-pocket costs of investigation. If the indemnifying party assumes the defense of an action or proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that action or proceeding are within the scope of and subject to indemnification, (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's written consent, which consent shall not be unreasonably withheld, unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its written consent. If notice is given to an indemnifying party of the commencement of any action or proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will be bound by any determination made in such action or proceeding or any compromise or settlement effected by the indemnified party, unless at a later time and prior to such compromise or settlement the obligation to provide such defense is so assumed.

               6.3.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action or proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of an action or proceeding so defended or any compromise or settlement effected without its written consent (which may not be unreasonably withheld).

               6.3.4 Each indemnifying party hereby consents to the non-exclusive jurisdiction of any court in which an action or proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on each indemnifying party with respect to such a claim anywhere in the world.

               6.3.5 With respect to any action or proceeding subject to indemnification under this Section 6: (i) both the indemnified party and the indemnifying party, as the case may be, shall be kept fully informed of the action or proceeding at all stages thereof where such party is not represented by its own counsel, and (ii) the parties agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any such action or proceeding brought by any third party.

               6.3.6 With respect to any action or proceeding subject to indemnification under this Section 6, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in any action or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any action or proceeding shall, to the extent possible, be made so as to reserve any applicable attorney-client or work-product privilege.

          6.4 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          6.5 Calculation of Losses.

               6.5.1 Whenever an indemnifying party is required to indemnify and hold harmless an indemnified party from and against any loss, or to reimburse the indemnified party for any loss, the indemnifying party will, subject to provisions of this Section 6, pay the indemnified party the amount of such loss (i) reduced by any amounts that the indemnified party actually received from third parties in connection with such loss ("Reimbursements"), (ii) reduced by the Net Proceeds of any insurance policy payable to indemnified party with respect to such loss and (iii) reduced approximately to take into account any Tax Benefit to the indemnified party with respect to such loss, net of all income Taxes resulting or that will result from the indemnification payment, tax costs to Purchaser resulting from any reduction in basis, and any resulting reduction in depreciation and amortization or increase in gain recognized on a sale. For purposes of this Section 6.5.1, (x) "Net Proceeds" shall mean insurance proceeds actually received by an indemnified party less any deductibles, co-payments, premium increases, retroactive premiums, experience-based premium adjustments or other payment obligations (including attorneys' fees and other costs of collection) that relate to or arise from the making of the claim or indemnification and (y) "Tax Benefit" shall mean any benefit actually received by the indemnified party in connection with the loss to the extent that such benefit actually reduces the indemnified party's income Tax liability in the year such payment is made. The indemnified party shall use commercially reasonable efforts to pursue Reimbursement, Net Proceeds or Tax Benefits that may reduce or eliminate the loss. If any indemnified party receives any Reimbursement, Tax Benefit or Net Proceeds after an indemnification payment is made which relates thereto, the indemnified party shall promptly repay to the indemnifying party such amount of the indemnification payment as would not have been paid had the Reimbursement, Tax Benefit or Net Proceeds reduced the original payment at such time or times as and to the extent that such Reimbursement, Tax Benefit or Net Proceeds is actually received.

               6.5.2 The parties acknowledge that the Purchase Price was determined based on a formula, which is set forth on Schedule 6.5.2 which includes a multiplier based on Adjusted EBITDAR as defined on
          Schedule 6.5.2. As such, in the event there shall be a breach by Seller of any representation, warranty or covenant that formed the basis for the determination of Adjusted EBITDAR, Purchaser shall be entitled to the same multiplier in the determination of the actual losses suffered by Purchaser from such breach of warranty. Notwithstanding the foregoing, the parties waive their respective rights, if any, to claims for consequential damages.

    7.       MISCELLANEOUS.
    -----------------------

          7.1 Further Assurances. Seller and Purchaser will, from time to time on or after the Closing Date, execute and deliver to the other parties all such further assignments, endorsements and other documents as Purchaser or Seller, as the case may be, reasonably requests in order to complete the transactions contemplated by this Agreement.

          7.2 Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement of all of the parties to this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

          7.3 Successors and Assigns. This Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement.

          7.4 Termination. This Agreement may be terminated at any time prior to
     Closing:  (a) by the mutual written  agreement of Seller and Purchaser;  or
     (b) by any party if the transactions contemplated hereby have not been consummated by December 27, 2002. In the event of the termination of this Agreement, this Agreement shall thereafter become void and of no effect and neither party shall have any liability to the other, except that if the Seller and Purchaser do not mutually agree to terminate this Agreement as provided in subsection (a) hereof, nothing in subsection (b) of this
     Section 7.4 shall release either party from liability for breach of any obligation hereunder.

          7.5 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders. All references to monetary amounts are to currency of the United States of America.

          7.6 Knowledge. Any representation, warranty, covenant, obligation, or part thereof that states that it is made to Seller's knowledge is made to the best actual knowledge of its senior executive officers, based upon records actually located at Seller's headquarters office and such officers' reasonable inquiry of Seller's district managers and store managers, and based on no other investigation and inquiry.

          7.7 Default. Time is of the essence of this Agreement. If any party defaults under this Agreement, the other party may seek specific performance of this Agreement, damages or rescission. In any suit, action or appeal to enforce this Agreement or any term or provision of this Agreement, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred, including reasonable attorneys' fees at trial or on appeal.

          7.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

          7.10 Notices. Any notices, requests, demands or other communications required or permitted to be sent under this Agreement shall be delivered personally, sent by electronic mail, sent by overnight courier or mailed by registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:

         If to Purchaser, to:        Lanoga Corporation
                                     17946 NE 65th Street
                                     Redmond, Washington  98052
                                     Attention:  Paul W. Hylbert
                                     Fax: (425) 882-2959


         With a copy to:             Davis Wright Tremaine
                                     2600 Century Square
                                     1501 Fourth Avenue
                                     Seattle, Washington  98101-1688
                                     Attention:  John A. Reed, Esq.
                                     Fax: (206) 628-7699


         If to Seller:               Wickes Inc.
                                     706 North Deerpath Drive
                                     Vernon Hills, Illinois 60061
                                     Attention:  James A. Hopwood
                                     Fax: (847) 367-3765


         With copy to:               Schwartz, Cooper, Greenberger & Krauss
                                     180 North LaSalle Street
                                     Suite 2700
                                     Chicago, Illinois 60601
                                     Attn: Mark B. Butterman or Andrew H. Connor
                                     Fax: (312) 782-8416


          7.11 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state.

          7.12 Forum. Any dispute between the parties shall be subject to the non-exclusive jurisdiction of the state and federal courts located in Wisconsin.

          7.13 Entire Agreement. This Agreement, together with those documents expressly referred to in this Agreement, constitutes the final agreement of the parties concerning the matters referred to in this Agreement, and supersedes all prior agreements and understandings.

          7.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one agreement. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmitted signatures by signing an original document.

          7.15 Schedules and Exhibits. The following Schedules and Exhibits are attached to and form an integral part of this Agreement:

 Wickes Business                                               Schedule A
 Leased Equipment                                              Schedule 1(a)
 Leased Real Property                                          Schedule 1(b)
 Owned Equipment                                               Schedule 1(c)
 Owned Real Property                                           Schedule 1(d)
 Additional Territory                                          Schedule 1(e)
 Assigned Contracts                                            Schedule 2.1.5
 Miscellaneous Property                                        Schedule 2.1.8
 Retained Personal Property                                    Schedule 2.2.7
 Assumed Liabilities                                           Schedule 2.3
 Inventory Procedures                                          Schedule 2.4.2
 Allocation of Price                                           Schedule 2.8
 Consents                                                      Schedule 3.1.4
 Other Assets Exceptions                                       Schedule 3.1.5.1
 Defects                                                       Schedule 3.1.5.2
 Compliance                                                    Schedule 3.1.5.3
 Utilities                                                     Schedule 3.1.5.5
 Actions                                                       Schedule 3.1.5.6
 Wetlands                                                      Schedule 3.1.5.11
 Liabilities                                                   Schedule 3.1.6
 Financial Statements                                          Schedule 3.1.7(a)
 GAAP Exceptions                                               Schedule 3.1.7(b)
 Environmental Matters                                         Schedule 3.1.13
 Absence of Certain Changes                                    Schedule 3.1.14
 Required Consents                                             Schedule 4.1.6
 Formula                                                       Schedule 6.5.2

 Escrow Agreement                                              Exhibit 2.6
 Bill of Sale                                                  Exhibit 2.11.2.1
 Statutory Warranty Deed                                       Exhibit 2.11.2.2
 Assignment of Leases                                          Exhibit 2.11.2.3
 Assignment and
   Assumption Agreement                                        Exhibit 2.11.2.4
 Bulk Sales Notice                                             Exhibit 4.4
 Seller's Legal Opinion                                        Exhibit 5.1.10
 Purchaser's Legal Opinion                                     Exhibit 5.2.6

          The parties to this Agreement have executed this Agreement as of the date first set forth above.


                                                     WICKES INC.



                                           By
                                              ---------------------------------
                                              James A. Hopwood
                                              Its Senior Vice President & CFO



                                                     LANOGA CORPORATION



                                           By
                                              ---------------------------------
                                              William P. Brakken
                                              Its Executive Vice President & CFO

                                                                   Exhibit 99.1

                                   WICKES INC.
                            706 North Deerpath Drive
                             VERNON HILLS, IL 60061
                                  NASDAQ: WIKS


AT THE COMPANY:                   AT DRESNER CORPORATE SERVICES:
Jim Hopwood                       John Kroen
Chief Financial Officer           General Inquiries
(847) 367-3552                    (312) 726-3600


FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 16, 2002



               WICKES INC. ANNOUNCES CLOSING OF LANOGA TRANSACTION
               ---------------------------------------------------

Vernon Hills, IL, December 16, 2002 - Wickes Inc. (NASDAQSC: WIKS), a leading distributor of building materials and manufacturer of value-added building components, reported today that it completed the transaction previously announced on October 30, 2002, to sell substantially all of the assets of Wickes' operations in Wisconsin and Northern Michigan to Lanoga Corporation, through its United Building Centers division.

The sale price is $55,253,000, plus an additional net amount of approximately $20 million for the value of the inventory and accounts receivable of the business operations sold less certain liabilities assumed by Lanoga, subject to closing adjustments, plus $5 million held in escrow to secure post-closing obligations of Wickes. Proceeds will be used to reduce the balance outstanding of Wickes' working asset line of credit and real estate term loan extended by its lenders, a group of financial institutions of which Fleet Retail Finance, Inc. acts as agent, which will result in an increase in Wickes' availability under its line of credit.

Wickes will disclose proforma financial information in a current report on Form 8-K to be filed on or before December 31, 2002.

Wickes Inc. is a leading distributor of building materials and manufacturer of value-added building components in the United States, serving primarily building and remodeling professionals. The company distributes materials nationally and internationally, operating building centers in the Midwest, Northeast and South. The company's building component manufacturing facilities produce value-added products such as roof trusses, floor systems, framed wall panels, pre-hung door units and window assemblies. Wickes Inc.'s web site, http://www.wickes.com, offers a full range of valuable services about the building materials and construction industry.

Lanoga and United Building Centers (UBC) have deep roots in the lumber business in that predecessor companies were founded in 1855 with a sawmill in Winona, Minnesota. UBC, with headquarters still in Winona, currently has 177 facilities in a 15 state area, ranging from the upper Midwest to the Rocky Mountain region. In addition to UBC, Lanoga has three other divisions including Spenard in Alaska, Lumbermen's on the West Coast and Home Lumber in Colorado. Sales in 2001 at Lanoga were $1.34 billion. More information is available at http://www.lanoga.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the company's ability to control. The company cautions shareholders and prospective investors that the following factors may cause actual results to differ materially from those indicated by the forward-looking statements: costs of materials sold; changes in selling prices; competition within the building materials supply industry; the effects of economic conditions; as well as other factors set forth in the company's Form 10-K and other documents, which are on file with the Securities and Exchange Commission.